UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported) November 3,2004
                                                 -------------

                             Nofire Technologies, Inc
                             -----------------------
               (Exact Name of Registrant as Specified in Charter)


          Delaware                       0-19945              22-3218682
          --------                       ---------              ----------
(State or Other Jurisdiction            (Commission            (IRS Employer
      of Incorporation)                 File Number)       Identification No.)


                 21 Industrial Ave, Upper Saddle River, New Jersey 07458
               ---------------------------------------------------
               (Address of principal executive offices; zip code)

Registrant's telephone number, including area code (201) 818-1616
                                                   --------------

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ITEM 5.01   CHANGES IN CONTROL OF REGISTRANT
(a)

(1) See below

(2) On November 1, 2004, the company agreed to a conversion of debt whereby certain officers, directors and creditors converted 8% convertible debentures into common stock at $0.14 per share.

In addition these individuals have the right to purchase warrants at an amount equal to 3 times the conversion amount.

  The following is a list of individuals

                    Converted
                       Debt         Stock              Warrants*
Sam Oolie            539,000      3,902,318           11,706,954
Sam Gottfried        498,000      3,605,481           10,816,443
Alphonso Margino     275,000      1,990,978            5,972,934
Gerald Litwin        258,000      1,867,900            5,603,700
Bernard Koster        15,292        110,713              332,139
Mitchell Goldstone    25,000        180,998              542,994
                   ---------     ----------          -----------
                   1,610,292     11,658,388           34,975,164

*Not convertible in that they are subject to increases in common stock.



(3) After these transactions have been recorded the group has a beneficial interest of 46.2% in the company. Warrants are not included in this percentage.

(4) See (2) above

(5) No loans or pledges were obtained by the acquiring group.

(6) None

(7) No arrangements or understandings were obtained with respect to election of directors.



 (b) No arrangements are known to the registrant, including any pledge by any person of securities of the registrant or any of its parents, the operation of which may at a subsequent date result in a change in control of the registrant.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            Nofire Technologies Inc

Date: November 3 2004                       by:  /s/Samuel Gottfreid
                                                 -----------------
                                                Chief Executive Officer

                                           by:  /s/Sam Oolie
Date: November 3, 2004                             ---------------------
                                                Chief Financial Officer